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                                                                     Exhibit 8.1

                    [LETTERHEAD OF COOLEY GODWARD LLP]


February __, 2002



The Titan Corporation
3033 Science Park Road
San Diego, CA  92121-1199

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Proxy Statement and Prospectus relating to the Agreement and Plan of Merger and Reorganization dated as of January 21, 2002 (the "Reorganization Agreement") by and among The Titan Corporation, a Delaware corporation ("Parent"), Thunderbird Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Jaycor, Inc., a California corporation (the "Company").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a) the Reorganization Agreement;

         (b) the Registration Statement, which includes the Preliminary Prospectus of Parent (the "Preliminary Prospectus");

         (c) those certain tax representation letters of even date herewith delivered to us by Parent, Merger Sub and the Company (the "Tax Representation Letters"); and

         (d) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:


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The Titan Corporation
February __, 2002
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         (a) Original documents submitted to us (including signatures thereto)
are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         (b) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times and any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

         (c) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         (d) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below and with the Tax Representation Letters;

         (e) The Merger will be effective under applicable state law; and

         (f) The opinion of even date herewith rendered by Gray Cary Ware & Freidenrich LLP to the Company and filed as Exhibit 8.2 to the Registration Statement has been delivered and has not been withdrawn.

In addition, our opinion is conditioned upon the assumption that after the Merger the Company will hold substantially all of the properties it held immediately prior to the Merger within the meaning of Section 368(a)(2)(e)(i) of the Code. While there is no statutory definition of what constitutes "substantially all," the IRS's present "safe harbor" guidelines, set forth in Revenue Procedure 77-37, 1977-2 C.B. 568, provide that if, after the Merger, the Company holds at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger, it will hold "substantially all" of its properties. If the IRS's safe-harbor test is not satisfied, a "facts and circumstances test" is used to determine whether after the Merger the Company held "substantially all" of the properties the Company held immediately prior to the Merger.

Immediately prior to the Merger, the Company intends to distribute all of the preferred stock of Jaycor Tactical Systems, Inc. ("JTS"), then held by the Company, as a pro rata dividend with respect to shares of Company common stock outstanding. Such distribution of stock will be taken into account in determining whether the "substantially all" requirement discussed above is


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The Titan Corporation
February __, 2002
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satisfied. The valuation of such stock, however, is difficult to determine due to the inherently uncertain value of stock in a nonpublicly traded company. The Company intends to obtain an independent appraisal of the value of the JTS stock at the time of the distribution to the Company shareholders. Additionally, the Company has represented to us, and to Gray Cary Ware & Freidenrich LLP that the fair market value of the JTS preferred stock to be distributed is less than 10% of the fair market value of the net assets and less than 30% of the fair market value of the gross assets held by the Company immediately prior to the Merger.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger should be a reorganization within the meaning of Section 368(a) of the Code.

In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it sets forth the material United States federal income tax considerations generally applicable to the Merger and is correct in all material respects.

This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, but without limiting the foregoing, we express no opinion regarding the tax consequences of (i) the creation or use of the Escrow Fund under the Agreement, (ii) any transfers to or from the Escrow Fund by Parent or the shareholders of the Company or (iii) any tax consequences to the ESOP or its participants and beneficiaries.

No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion only represents our best judgment as to certain federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on our interpretation of the Internal Revenue Code of 1986, as amended, existing judicial decisions and administrative guidance including regulations and published rulings. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. No assurance can be given that future legislative, judicial or


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The Titan Corporation
February __, 2002
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administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

This opinion is being delivered solely in connection with the filing of the Registration Statement. It is intended for the benefit of Parent and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Preliminary Prospectus and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


COOLEY GODWARD LLP



Lea Anne Storum

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